Exhibit 10.27

SUMMARY OF ANNUAL NON-MANAGEMENT DIRECTOR COMPENSATION

I.           Board Members (Other than the Chairman)

A.         Annual Cash Compensation

     Annual Cash Retainer:                                                                                           $70,000

     Additional Cash Retainer for Chairman of Audit Committee:                          $20,000

     Additional Cash Retainer for Chairman of Compensation
             Committee:                                                                                                               $10,000

     Additional Cash Retainer for Chairs of Nominating and
             Corporate Governance Committee and Strategy Committee:                           $  5,000

B.	Meeting Fees

     If a Board Committee meets more than six times during a calendar year, then the members thereof shall receive the following fees for attending meetings that exceed six in number:

Committee Meeting Fees:	$1,500 per meeting attended in person, on a day other than a day on which the Board meets

$1,000 per meeting attended in person, on the same day as a Board meeting

Telephone Committee Meeting Fees:	$750 per meeting attended by conference telephone

     Directors are also reimbursed for reasonable out-of-pocket expenses incurred in attending meetings.

C.         Equity Compensation

             Annual equity grants are made upon the recommendation of the Compensation Committee.

II.         Chairman of the Board

A.         Annual Cash Compensation

     Annual Cash Compensation (in lieu of annual retainer and meeting fees):          $250,000

B.         Equity Compensation

     Annual equity grants are made upon the recommendation of the Compensation Committee.